     As filed with the Securities and Exchange Commission on April 24, 1998
                                                        Registration No.________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                             GENESIS MICROCHIP INC.
             (Exact name of Registrant as specified in its charter)


          Ontario, Canada                                  None
    (State or other Jurisdiction            (I.R.S. Employer Identification No.)
  of incorporation or Organization)


                        200 Town Centre Blvd., Suite #400
                        Markham, Ontario, Canada L3R 8G5
   (Address, including zip code, of Registrant's principal executive offices)


                             1987 Stock Option Plan
                         1997 Employee Stock Option Plan
                       1997 Non-Employee Stock Option Plan
                        1997 Employee Stock Purchase Plan


                            (Full title of the plans)


                                 Hamid Farzaneh
                          Genesis Microchip Corporation
                               2071 Landings Drive
                             Mountain View, CA 94043
                                 (650) 428-4277
                 (Name, address, and telephone number, including
                        area code, of agent for service)


                                   Copies to:
                             Francis S. Currie, Esq.
                             John T. Sheridan, Esq.
                           Anton T. Commissaris, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                               Palo Alto, CA 94306
                                 (650) 493-9300

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                             Proposed           Proposed
              Title of                                       Maximum             Maximum
             Securities                     Amount           Offering           Aggregate
               to be                        to be             Price             Offering          Amount of
             Registered                   Registered      Per Share (1)          Price(1)      Registration Fee(13)
-------------------------------------------------------------------------------------------------------------------
Common Shares, no par value
approved for issuance under the 1987
Stock Option Plan                       1,041,700 (2)       $3.85 (3)        $4,010,545 (4)        $1,183.00
-------------------------------------------------------------------------------------------------------------------
Common Shares, no par value
approved for issuance under the 1997
Employee Stock Option Plan               800,000 (5)        $12.00 (8)       $9,600,000 (6)        $2,832.00
-------------------------------------------------------------------------------------------------------------------
Common Shares, no par value
approved for issuance under the 1997
Non-Employee Stock Option Plan           150,000 (7)        $12.00 (8)        $1,800,000 (10)       $531.00
-------------------------------------------------------------------------------------------------------------------
Common Shares, no par value
approved for issuance under the 1997
Employee Stock Purchase Plan             100,000 (11)       $10.20 (9)       $1,020,000 (12)        $301.00
-------------------------------------------------------------------------------------------------------------------
TOTAL                                  2,091,700 Shares                       $16,430,545.00       $4,847.00
===================================================================================================================

----------------------

(1) Amounts represented on an as converted basis from Canadian dollars to U.S. dollars. On April 17, 1998, the exchange rate was 1 Canadian dollar per US $0.6981.

(2) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into subtotals. This subtotal represents the 1,041,700 post-split shares issuable upon exercise of outstanding options (options that have been granted as of the date of this Registration Statement) issued under the 1987 Stock Option Plan.

(3) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the total registration fee. Computation based on the weighted average exercise price (rounded to the nearest cent) at which the options whose exercise will result in the issuance of the shares being registered may be exercised.

(4) Calculated in accordance with Rule 457(h) based on the aggregate exercise price for all presently outstanding options described in Note 2 above.

(5) This subtotal represents the 800,000 shares issuable under the 1997 Employee Stock Option Plan.

(6) Calculated in accordance with Rule 457(h) based on the aggregate exercise price for the number of shares issuable under the Plan described in Note 5 above.

(7) This sub-total represents the 150,000 shares issuable under the 1997 Non-Employee Stock Option Plan.

(8) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon the closing price of the Company's shares as reported on the Nasdaq National Market on April 17, 1998 because the price at which options to be granted in the future may be exercised is not currently determinable.

(9) The price per share computation of the 1997 Employee Stock Purchase Plan is based upon 85% of the average of the high and low price of the Common Stock as reported on Nasdaq National Market on April 17, 1998. Pursuant to the Employee Stock Purchase Plan, which plan is incorporated by reference herein, the Purchase Price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower.

(10) Calculated in accordance with Rule 457(h) based on the aggregate exercise price for the number of shares issuable under the Plan described in Note 7 above.

(11) This subtotal represents the 100,000 shares issuable under the 1997 Stock Purchase Plan.

(12) Calculated in accordance with Rule 457(h) based on the aggregate exercise price for the number of shares issuable under the Plan described in Note 11 above.

(13) The Registration fee is calculated pursuant to the SEC appropriations bill (H.R. 2267) enacted to decrease the fee rate on filings made pursuant to Section 6(b) of the Securities Act of 1933. As of the most current SEC press release regarding fee rates, the fee is calculated by multiplying the aggregate offering amount by .000295. The fee rate was effective on November 28, 1997.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

               There are hereby incorporated by reference the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

        Item 3(a).

               The Company's Registration Statement on Form F-1 (file No. 333-8258) under the Securities Act of 1933, as amended (the "Securities Act"), which was declared effective on February 23, 1998.

        Item 3(b).

        Not Applicable.

        Item 3(c).

               The description of Registrant's Common Shares to be offered hereby contained in the Company's Registration Statement on Form 8-A, as declared effective by the Commission on February 23, 1998, filed pursuant to
Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") and any amendment or report filed for the purpose of updating such description.

               All documents, reports and definitive proxy or information statements subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

Item 4. Description of Securities.

               Not applicable.

Item 5. Interests of Named Experts and Counsel.

               Not applicable.

Item 6. Indemnification of Directors and Officers.

        The general by-law of the Company provides that, subject to the limitations contained in the Ontario Business Corporations Act, the Company shall indemnify all past, present and future directors and officers of the Company, and all persons who are now or may hereafter be, acting or have previously acted, at the Company's request, as a director or officer of a body corporate of which the Company is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Company or body corporate, if he acted honestly and in good faith with a view to the best interests of the Company, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful. The Company may also indemnify any such person in such other circumstances as the OBCA or law permits or requires.

        The Company currently maintains directors' and officers' liability insurance for its directors and officers and plans to continue such insurance.

Item 7. Exemption from Registration Claimed.

               Not applicable.

Item 8. Exhibits.

               Exhibit
               Number                       Document
               ------                       --------
                 4.1(a)*     1987 Stock Option Plan
                 4.1(b)*     1997 Employee Stock Option Plan
                 4.1(c)*     1997 Non-Employee Stock Option Plan
                 4.1(d)*     1997 Employee Stock Purchase Plan

                 5.1         Opinion of Weir & Foulds regarding validity of Securities being registered

                23.1         Consent of Independent Auditors

                23.2         Consent of Counsel (contained in Exhibit 5.1)

                24.1         Power of Attorney (see page II-4)

---------------
* Incorporated by reference to exhibits 4.2, 4.3, 4.4, 4.5 and 4.6 respectively, filed with the Company's Registration Statement on Form F-1 (file No. 333-8258), which was declared effective on February 23, 1998.

ITEM 9. UNDERTAKINGS.

        (a)    The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Genesis Microchip Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Markham, Ontario, Canada, on this 24th day of April, 1998.

                                    Genesis Microchip Inc.

                                    By:   /s/ PAUL M. RUSSO
                                       --------------------------------------
                                       Paul M. Russo
                                       Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Paul M. Russo and I. Eric Erdman, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on April 24, 1998.


             Signature                                      Title
             ---------                                      -----
      /s/ PAUL M. RUSSO               Chairman and Chief Executive Officer*
------------------------------------
           Paul M. Russo

      /s/ I. ERIC ERDMAN              Vice President, Finance and Administration, Chief Financial
------------------------------------  Officer, Chief Accounting Officer and Secretary
          I. Eric Erdman

      /s/ BRIAN S. CAMPBELL           Director*
------------------------------------
         Brian S. Campbell

      /s/ JAMES E. DONEGAN            Director*
------------------------------------
         James E. Donegan

      /s/ GEORGE A. DUGUAY            Director*
------------------------------------
         George A. Duguay

      /s/ A. DAVID FERGUSON           Director*
------------------------------------
         A. David Ferguson

      /s/ RONALD A. ROHRER            Director*
------------------------------------
         Ronald A. Rohrer

      /s/ WILLIAM H. WELLING          Director*
------------------------------------
        William H. Welling

      /s/ HAMID FARZANEH              Authorized U.S. Representative
------------------------------------
          Hamid Farzaneh

* The employee benefit plans being registered pursuant to this Registration Statement are subject to administration by the Board of Directors of the Registrant.

                               INDEX TO EXHIBITS

               Exhibit
               Number                       Document
               ------                       --------
                 4.1(a)*     1987 Stock Option Plan
                 4.1(b)*     1997 Employee Stock Option Plan
                 4.1(c)*     1997 Non-Employee Stock Option Plan
                 4.1(d)*     1997 Employee Stock Purchase Plan

                 5.1         Opinion of Weir & Foulds regarding validity of Securities being registered

                23.1         Consent of Independent Auditors

                23.2         Consent of Counsel (contained in Exhibit 5.1)

                24.1         Power of Attorney (see page II-4)

---------------
* Incorporated by reference to exhibits 4.2, 4.3, 4.4, 4.5 and 4.6 respectively, filed with the Company's Registration Statement on Form F-1 (file No. 333-8258), which was declared effective on February 23, 1998.